Exhibit 99.1

AMENDMENT No. 3

To

8% FIXED PROMISSORY NOTE

This Amendment No. 3 to 8% Fixed Promissory Note (this “Amendment”), effective as of December 1, 2021 (the “Effective Date”), is made by and among RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”) and White Lion Capital LLC, a Nevada limited liability company (the “Investor”).

WHEREAS, Company and Investor (collectively, the “Parties”) are parties to that certain 8% Fixed Promissory Note, dated July 28, 2020, as amended on September 30, 2020 as further amended effective on July 27, 2021 (the “Note”); and

WHEREAS, the Parties desire to amend the Note to increase the principal amount by $8,000 from $45,000 to $53,000, and therefore, the remaining principal amount from $20,000 to $28,000; and

WHEREAS, the Parties also desire to amend the maturity date from December 1, 2021 to June 30, 2022.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in the Note and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments

(a) The heading of the Note is hereby amended and restated in its entirety to read as follows:

“Principal Amount: $53,000”

(b) The second paragraph of the prefatory language of the Note is hereby amended and restated in its entirety to read as follows:

“THIS NOTE is a duly authorized Fixed Promissory Note of RespireRx Pharmaceuticals Inc. (the “Company”), designated as the Company’s 8% Fixed Promissory Note due June 30, 2022 (“Maturity Date”) in the principal amount of $53,000 (the “Note”).”

(c) The definition of the term “Principal Sum” in the definitions section of the Note is hereby amended and restated in its entirety to read as follows:

“Principal Sum” shall mean the original principal amount of this Note of $53,000 as reduced by any conversions.”

(d) The parenthetical in the first line of the Form of Conversion Notice attached as Exhibit A to the Note (the “Notice”) is hereby amended and restated in its entirety to read as follows:

“(To be executed by the Holder in order to convert all or part of that certain 8% $53,000 Fixed Promissory Note identified as the Note)”

(e) The subject line of the Notice is hereby amended and restated in its entirety to read as follows:

“Re: 8% $53,000 Fixed Promissory Note (this “Note”) originally issued by RespireRx Pharmaceuticals, Inc., a Delaware corporation, to White Lion Capital on July 28, 2020.”

2. Outstanding Principal Amount. The paries hereby acknowledge that as of the December 1, 2021, the outstanding principal amount of the Note is $28,000.

3. Timing of Payment. For the purposes of Rule 144 under the Securities Act of 1933, as amended, the Company acknowledges that it issued to the Investor, for value received, $25,000 of the Principal Amount on July 28, 2020, $15,000 of the Principal Amount on September 30, 2020, $5,000 on July 27, 2021 and $8,000 of Principal Amount effective on December 1, 2021.

4. Miscellaneous.

(a)	Effect of this Amendment. Except as amended hereby, the existing Note is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect and are hereby incorporated by reference, except as modified, amended and/or restated as set forth herein. In the event of any inconsistency or conflict between the provisions of the Note and this Amendment, the provisions of this Amendment will prevail and govern. All references to the existing Note shall hereinafter refer to the existing Note as amended by this Amendment.

(b)	Governing Law. This Amendment Agreement, and the rights and obligations of the parties hereunder, will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c)	Entire Agreement. This Amendment and the Note constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.
(d)	Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

(e)	Counterparts. This Amendment may be executed in counterparts and delivered by facsimile or any similar electronic transmission device, each of which shall be deemed an original, but all of which shall be considered one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company has duly executed on December 14, 2021 this Amendment with effect as of December 1, 2021.

RESPIRERX PHARMACEUTICALS INC.

By:	/s/ Jeff Eliot Margolis
Name:	Jeff E. Margolis
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Agreed and Accepted:

WHITE LION CAPITAL LLC

By:	/s/ Yash Thukral
Name:	Yash Thukral
Title:	Managing Member

[Signature Page to 2020 Note Amendment No. 3]